Exhibit 99.2

Alexandria Real Estate Equities, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet of Alexandria Real Estate Equities, Inc. as of June 30, 2006 is presented as if the property described in Item 2 of this Form 8-K (the "Form 8-K Property") had been acquired on June 30, 2006 and as if the issuance of 2.5 million shares of common stock, as described in the Form 8-K dated September 25, 2006, occurred on June 30, 2006. The following unaudited pro forma condensed consolidated statement of income of Alexandria Real Estate Equities, Inc. for the six months ended June 30, 2006 and for the year ended December 31, 2005 are presented as if the Form 8-K Properties had been acquired on January 1, 2005 and as if the issuance of 2.5 million shares of common stock, as described in the Form 8-K dated September 25, 2006, occurred on January 1, 2005.

The pro forma condensed consolidated financial statements are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transactions on the dates as described above, nor do they purport to represent our future financial position or our future results of operations.

Alexandria Real Estate Equities, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2006
(dollars in thousands)

M/U>
		Pro Forma
	Historical	Adjustments(A)	Pro Forma

Assets
Rental properties, net	$ 1,967,859	$ 619,679	$2,587,538
Properties under development and development land	342,229	-	342,229
Cash and cash equivalents	3,647	-	3,647
Tenant security deposits and other restricted cash	24,307	-	24,307
Tenant receivables	3,656	-	3,656
Deferred rent	58,342	-	58,342
Investments	77,719	-	77,719
Other assets	98,880	4,698	103,578
Total assets	$ 2,576,639	$ 624,377	$3,201,016

Liabilities and stockholders' equity
Secured notes payable	$ 768,103	$ 223,432	$ 991,535
Unsecured line of credit and unsecured term loan	537,000	105,579	642,579
Accounts payable, accrued expenses and tenant security deposits	91,826	25,943	117,769
Dividends payable	22,297	-	22,297
Total liabilities	1,419,226	354,954	1,774,180

Minority interest	20,176	36,898	57,074
Stockholders' equity:
Series B preferred stock	57,500	-	57,500
Series C preferred stock	129,638	-	129,638
Common stock	264	25	289
Additional paid-in capital	909,739	232,500	1,142,239
Accumulated other comprehensive income	40,096	-	40,096
Total stockholders' equity	1,137,237	232,525	1,369,762
Total liabilities and stockholders' equity	$ 2,576,639	$ 624,377	$3,201,016

See accompanying notes.

Alexandria Real Estate Equities, Inc.

Unaudited Pro Forma Condensed Consolidated Income Statement

Six Months Ended June 30, 2006
(dollars in thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments (B)	Pro Forma

Revenues:
Rental	$ 107,285	$ 21,123	$ 128,408
Tenant recoveries	27,312	4,328	31,640
Other income	4,478	1,341	5,819
Total revenues	139,075	26,792	165,867

Expenses:
Rental operations	29,773	8,558	38,331
General and administrative	12,721	-	12,721
Interest	31,182	7,279	38,461
Depreciation and amortization	31,443	7,559	39,002
Total expenses	105,119	23,395	128,514
Minority interest	740	661	1,401
Income from continuing operations	33,216	2,735	35,951
Income from discontinued operations, net	701	-	701
Net income	33,917	2,735	36,652

Dividends on preferred stock	8,045	-	8,045

Net income available to common stockholders	$ 25,872	$ 2,735	$ 28,607

Earnings per share - basic
Continuing operations (net of preferred stock dividends)	$ 1.12		$ 1.11
Discontinued operations, net	0.03		0.03
Earnings per share - basic	$ 1.15		$ 1.14

Earnings per share - diluted
Continuing operations (net of preferred stock dividends)	$ 1.09		$ 1.09
Discontinued operations, net	0.03		0.03
Earnings per share - diluted	$ 1.12		$ 1.12

Weighted average of common stock outstanding
Basic	22,590,811		25,090,811 (B)
Diluted	23,010,992		25,510,992 (B)

See accompanying notes.

Alexandria Real Estate Equities, Inc.

Unaudited Pro Forma Condensed Consolidated Income Statement

Year Ended December 31, 2005
(dollars in thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments (B)	Pro Forma

Revenues:
Rental	$ 189,312	$ 40,135	$ 229,447
Tenant recoveries	49,974	6,923	56,897
Other income	4,798	2,365	7,163
Total revenues	244,084	49,423	293,507

Expenses:
Rental operations	54,540	15,922	70,462
General and administrative	21,094	-	21,094
Interest	49,116	13,070	62,186
Depreciation and amortization	55,399	15,117	70,516
Total expenses	180,149	44,109	224,258
Minority interest	634	1,025	1,659
Income from continuing operations	63,301	4,289	67,590
Income from discontinued operations, net	132	-	132
Net income	63,433	4,289	67,722

Dividends on preferred stock	16,090	-	16,090

Net income available to common stockholders	$ 47,343	$ 4,289	$ 51,632

Earnings per share - basic
Continuing operations (net of preferred stock dividends)	$ 2.25		$ 2.19
Discontinued operations, net	0.01		0.01
Earnings per share - basic	$ 2.26		$ 2.20

Earnings per share - diluted
Continuing operations (net of preferred stock dividends)	$ 2.21		$ 2.16
Discontinued operations, net	0.01		0.01
Earnings per share - diluted	$ 2.22		$ 2.17

Weighted average of common stock outstanding
Basic	20,948,915		23,448,915 (B)
Diluted	21,316,886		23,816,886 (B)

See accompanying notes.

Alexandria Real Estate Equities, Inc.

Adjustments to the Unaudited Pro Forma Condensed
Consolidated Financial Statements

Rental Properties

In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations", ("FAS 141") we perform the following procedures when making an allocation of the purchase price of real estate: (1) estimate the value of the real estate as of the acquisition date on an "as if vacant basis"; (2) allocate the "as if vacant" value among land, land improvements, buildings, building improvements, tenant improvements and equipment; (3) calculate the value of the intangibles as the difference between the "as if vacant" value and the purchase price; and (4) allocate the intangible value to above, below and at market leases, origination costs associated with in-place leases, tenant relationships and other intangible assets. The purchase price has been allocated on a preliminary basis to the respective assets acquired and the liabilities assumed. We expect to finalize our purchase price accounting no later than twelve months from the date of acquisition.

The values allocated to land improvements, building improvements, tenant improvements and equipment are depreciated on a straight-line basis using an estimated life of 20 years for land improvements, 40 years for buildings and building improvements, the shorter of the respective lease term or estimated life for tenant improvements and the estimated useful life for equipment. The values of above and below market leases are amortized over the life of the related lease and recorded as either an increase (for below market leases) or a decrease (for above market leases) to rental income. The values of at-market leases and origination costs are classified as leasing costs, included in other assets in the accompanying unaudited pro forma condensed consolidated balance sheet and amortized over the remaining life of the lease.

Certain Expenses

In accordance with Statement of Financial Accounting Standards No. 34, "Capitalization of Interest Cost" ("SFAS 34") and Statement of Financial Accounting Standards No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects" ("SFAS 67"), we capitalize direct construction and development costs, including predevelopment costs, interest, property taxes, insurance and other costs directly related and essential to the acquisition, development or construction of a project. Pursuant to SFAS 34 and SFAS 67, capitalization of construction and development costs is required while activities are ongoing to prepare an asset for its intended use. Costs incurred after a project is substantially complete and ready for its intended use are expensed as incurred. Costs previously capitalized related to abandoned acquisition or development opportunities are written off. Should development activity cease, a portion of interest, property taxes, insurance and certain costs would no longer be eligible for capitalization, and would be expensed as incurred. Expenditures for repairs and maintenance are expensed as incurred.

1. Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2006 are as follows:

(A) The pro forma adjustments reflect the acquisition of the Form 8-K Property as if it was acquired on June 30, 2006 and include adjustments to reflect the acquisition of the Form 8-K Property. The purchase price of $600 million was funded through the assumption of approximately $225 million of existing debt, minority interest contribution from the Massachusetts Institute of Technology, borrowings of approximately $106 million under our unsecured line of credit and the issuance of 2.5 million shares of common stock with net proceeds totaling $232.5 million. The pro forma adjustments include adjustments to reflect the acquisition as funded through existing debt, minority interest contribution, borrowings under our unsecured credit facility and issuance of common stock, and purchase price allocation to tangible and intangible assets and liabilities in accordance with FAS 141.

2. Adjustments to the Unaudited Pro Forma Condensed Consolidated Income Statements

The pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Income Statements for the six months ended June 30, 2006 and for the year ended December 31, 2005 are as follows:

(B) The pro forma adjustments reflect the acquisition of the form 8-K Property as if it was acquired on January 1, 2005 and include adjustments to reflect (a) the historical operations of the Property, (b) rental income recorded on a straight line basis (c) the amortization of the value of above and below market leases over the life of the respective lease as an increase to rental income, (d) additional interest expense on borrowings related to our unsecured line of credit at historical interest rates and interest expense associated with the assumption of existing secured debt, (e) capitalization of direct construction and development costs and interest related to construction activities in accordance with SFAS 34 and SFAS 67, (f) depreciation expense on the building based on an estimated useful life of 40 years, amortization expense on tenant improvements, leasing costs over the remaining life of the lease and FAS 141 amortization expense related to tenant and leasing costs, (g) management fees and (h) minority interest in income.